Exhibit 10.8

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

among

PREFABRICADOS TAMBILLOS SPA

and

PRETAM HOLDINGS INC.

and

SILLC (A) ACQUISITION CORP.

and

HFG CAPITAL INVESTMENTS, LLC

dated as of

APRIL 17, 2023

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

This Amended and Restated Agreement and Plan of Merger (this “Agreement”) is entered into as of April 17, 2023, by and among SILLC (A) Acquisition Corp., a Nevada corporation (the “Company”), HFG Capital Investments, LLC, a Texas limited liability company (“HFG”), PreTam Holdings Inc., an Alberta corporation (“Parent” or the “Surviving Corporation”, as applicable), and Prefabricados Tambillos SpA, a Chilean corporation (“PreTam Chile”). Capitalized terms used herein and not otherwise defined herein hereof shall have the meanings ascribed to such terms in the Joint Plan and HFG Supplement (each as defined below).

RECITALS

WHEREAS, the Company, HFG and PreTam Chile entered into that certain Agreement and Plan of Merger dated as of September 30, 2022 (the “Original Agreement”); and

WHEREAS, PreTam Chile wishes to transfer and assign to Parent all of PreTam Chile’s rights and interests in and to, and obligations under, the Original Agreement, and Parent wishes to be the assignee and transferee of such rights, interests and obligations such that it shall be deemed the Surviving Corporation, as hereinafter defined, of the Merger, also as hereinafter defined; and

WHEREAS, so as to effect the assignment of PreTam’s rights under the Original Agreement to Parent, the parties hereto desire to amend and restate the Original Agreement in its entirety on the terms of and subject to the conditions set forth herein; and

WHEREAS, Spherature Investments LLC et. al., a Nevada limited liability company (“Spherature”) and certain of its affiliates filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code, file number 20-42492, pursuant to 28 U.S.C. sections 1334 and 157(a) (the “Joint Plan”). The Joint Plan includes the HFG-Cap Supplement to Third Amended Joint Chapter 11 Plan (the “HFG Supplement”); and

WHEREAS, the provisions of the HFG Supplement are intended to augment the recovery to holders of Class 6 Allowed General Unsecured Claims (“Class 6 Claims”) by having all assets (and liabilities) of Spherature transferred to a liquidating grantor trust established pursuant to the Joint Plan, except for $1,000 cash and Class 6 Claims, which will remain with Spherature; and

WHEREAS, pursuant to the requirements of the HFG Supplement, HFG effectuated the conversion of Spherature to the Company to facilitate the objectives of the HFG Supplement of seeking and consummating a business transaction, such as the one contemplated by this Agreement. Pursuant to the Joint Plan and this Agreement, HFG and holders of Class 6 Claims, in exchange for and in full settlement and satisfaction of their respective claims against the Company and Parent, as the survivor (“Surviving Corporation”) of the Merger (as hereinafter defined), as a successor Post Confirmation Debtor of the Company, will be issued shares of common stock of Surviving Corporation pursuant to Section 1145 of the Bankruptcy Code (the “Plan Shares”); and

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WHEREAS, the parties desire to enter into this Agreement, whereby the Company may be merged (the “Merger”) with and into Surviving Corporation, with Surviving Corporation being deemed both the survivor of the Merger and the successor to the Company as a Post Confirmation Debtor pursuant to the Joint Plan; and

WHEREAS, where applicable, the parties desire that the transactions contemplated by this Agreement qualify, for United States federal income tax purposes, as a tax-free exchange under Section 351 of the Internal Revenue Code of 1986, as amended; and

WHEREAS, as provided in the Joint Plan, upon completion of the Merger contemplated by this Agreement, a Certificate of Completion will be filed with the Bankruptcy Court; and

WHEREAS, in accordance with the Confirmation Order upon filing the Certificate of Completion with the Bankruptcy Court, injunctive provisions of the Confirmation Order as they pertain to the Company or Surviving Corporation, as the successor Post Confirmation Debtor of the Company, will become permanent and the discharge of claims as provided in the Joint Plan applicable to the Company or its successor will become effective without further order of the Bankruptcy Court.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained in this Agreement, the parties intending to be legally bound, agree as follows:

Article I

Section 1.01 The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Nevada Business Corporation Act (the “NBCA”) and the Alberta Business Corporations Act (“BCA”), at the Effective Time (as hereinafter defined), the separate corporate existence of the Company will cease under the NBCA and Surviving Corporation will continue its corporate existence as the surviving corporation in the Merger.

Section 1.02 Effective Time. Subject to the provisions of this Agreement and applicable law, as soon as practicable following the Effective Date, the Company and Surviving Corporation will file all necessary documents to secure the effectiveness of the Merger. The Merger will become effective at such time as all required filings have been made and accepted by appropriate governmental agencies (the “Effective Time”).

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Section 1.03 Effects of the Merger. From and after the Effective Time, the Merger shall have the effects set forth herein and the separate limited liability company existence of the Company shall cease and Surviving Corporation shall continue as Surviving company in the Merger. Subject to the foregoing, from and after the Effective Time, (i) Surviving Corporation shall possess and be vested with all rights, privileges, immunities, powers and franchises and be subject to all the obligations, restrictions, disabilities, liabilities, debts and duties of the Company, (ii) the charter documents of Surviving Corporation in effect immediately prior to the Effective Time shall be the charter documents of Surviving Corporation, until the same shall thereafter be altered, amended or repealed in accordance with applicable law and (iii) the directors of Surviving Corporation immediately prior to the Effective Time shall become, as of the Effective Time, and shall remain the directors of Surviving Corporation after the Merger.

Article II

Section 2.01 Issuance of Plan Shares. In connection with the Merger, and as contemplated in the Joint Plan, Surviving Corporation shall issue Plan Shares to HFG and holders of Class 6 Claims (the “Merger Consideration”). The Merger Consideration shall represent seven percent (7%) of the total outstanding shares of common stock of Surviving Corporation on the date of issuance. The number of Plan Shares HFG and each holder of Class 6 Claims shall receive will be determined in accordance with the requirements of the HFG Supplement.

Section 2.02 Transfer Agent. Surviving Corporation shall appoint a transfer agent (the “Transfer Agent”) to act as its agent for the purpose of distributing the Merger Consideration. Surviving Corporation shall pay all charges and expenses of the Transfer Agent in connection with the distribution of the Merger Consideration.

Section 2.03 Termination of Claims. In accordance with the Joint Plan, HFG and each holder of the Company’s Class 6 Claims shall receive Plan Shares issued by Surviving Corporation in exchange for and in full settlement and satisfaction of their respective claims against the Company and Surviving Corporation, as the Post Confirmation Debtor of the Company.

Section 2.04 Tax Matters.  For U.S. federal income tax purposes (and state, local and foreign tax purposes where applicable), the parties intend for, and will report the Merger as being pursuant to a plan with the result that each is part of an exchange that is tax-free under Section 351 of the Internal Revenue Code of 1986, as amended.

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Article III

HFG and the Company hereby represent and warrant to Surviving Corporation as follows:

Section 3.01 Bankruptcy Matters.

(a)       Allowed Administrative Expenses. HFG incurred certain Allowed Administrative Expenses in connection with its participation in the structuring of the Joint Plan and HFG Supplement. In lieu of payment of its Allowed Administrative Expenses incurred on behalf of the Company, HFG has elected to receive the Plan Shares issuable to it as provided in the HFG Supplement and as set forth in Section 2.01 herein.

(b)       Section 1145. As provided in the Joint Plan, the Plan Shares will be issued to the holders of Class 6 Claims and HFG pursuant to Section 1145 of the Bankruptcy Code.

(c)       Authorized Agent. Pursuant to the Joint Plan and Confirmation Order, George Diamond, a manager of HFG, was appointed as agent to act for the Company, as its sole officer and director, and is authorized to execute and deliver all documents necessary (i) to cause the Spherature’s conversion to the Company, (ii) to meet the statutory requirements for filing the necessary papers as applicable to effectuate the terms of the Joint Plan and (iii) to act on behalf of HFG and the other holders of Class 6 Claims.

Section 3.02 Organization, Standing and Power of HFG. HFG is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Texas and has the requisite power and authority to enter into this Agreement and consummate the transactions contemplated hereby.

Section 3.03 Organization, Standing and Power of the Company

(a)       Organization; Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada and has the requisite corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby. The Company has no subsidiaries. The Company is not qualified to do business as a foreign entity in any jurisdiction.

(b)       Charter Documents. The Company has delivered or made available to Surviving Corporation a true and correct copy of the certificate of formation and bylaws (collectively, the “Company Charter Documents”) of the Company. The Company is not in violation of any of the provisions of the Company Charter Documents.

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Section 3.04 Authority; Non-contravention.

(a)       Authority. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby has been duly authorized by all necessary action on the part of HFG and the Company and no other proceedings on the part of HFG or the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by HFG and the Company and, assuming due execution and delivery by Surviving Corporation, constitutes the valid and binding obligation of HFG and the Company, enforceable against HFG and the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Laws affecting creditors rights generally and by general principles of equity.

(b)       Non-contravention. The Company is not a party to any contract that has not been fully performed or terminated without any continuing liability to the Company. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated by this Agreement, do not and will not contravene or conflict with the Company Charter Documents or Law applicable to the Company.

Section 3.05 Assets; Liabilities. The Company has no assets of any kind, other than cash and cash equivalent, if any. The Company has no Liabilities, except for the Class 6 Claims, and the HFG Allowed Administrative Expense claim. All other Liabilities of the Company have been transferred to a liquidating grantor trust established pursuant to the Joint Plan. As provided in the Joint Plan and Section 2.03 herein, the Class 6 Claim holders and HFG shall receive Plan Shares in exchange for and in full settlement and satisfaction of their respective claims.
Representations and Warranties of Surviving Corporation

Article IV

Section 4.01 Definitions. The following terms will have the meanings given to such terms in this Section 4.01:

“Affiliate” means, with respect to any person, any other person that directly or indirectly controls, is controlled by or is under common control with, such first person. For the purposes of this definition, “control” (including, the terms “controlling,” “controlled by” and “under common control with”), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise.

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“Business Day” means any day, other than Saturday, Sunday, or any day on which commercial banking institutions located in Dallas, Texas are authorized or required by Law or other governmental action to close.

“Laws” means any domestic or foreign laws, common law, statutes, ordinances, rules, regulations, codes, orders, or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered, or applied by any governmental entity.

“Liability” means any liability, indebtedness, or obligation of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise).

“Losses” means losses, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder.

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

Section 4.02 Interpretation; Construction.

(a)       The headings and subheading herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” A reference in this Agreement to $ or dollars is to U.S. dollars. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall not be exclusive. A reference to any party includes such party’s successors and assigns. Any reference to “days” means calendar days unless Business Days are expressly specified. When calculating the period of time before which, within which or following which any act is to be done or step taken, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day.

(b)       The parties have jointly participated in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

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Section 4.03 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

Section 4.04 Submission to Jurisdiction. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns shall be brought and determined exclusively in the appropriate state or federal court sitting in Carson City, Nevada. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 4.06 in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 4.04, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 4.05 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.05.

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Section 4.06 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient on a Business Day, otherwise on the next Business Day, or (d) on the third day after the date mailed by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4.06:

If to Surviving Corporation, PreTam Chile, or the Company to:	Prefabricados Tambillos S.A. Ruta 43, Cruce D421 Tambillos Coqimbo, Chile Rut 76.954.728-2 Attention: Luis Arrechea Email: l.arrechea@pretamspa.com

If to HFG to:	HFG Capital Investments, LLC 1601 Elm Street, Suite 4600 Dallas, Texas 75201 Attention: George Diamond Email: gdiamond@halter.com or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above.

Section 4.07 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. There are no unwritten agreements among the parties.

Section 4.08 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and respective successors and nothing herein, express, or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

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Section 4.09 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 4.10 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned, or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 4.11 Remedies. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

Section 4.12 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, all of which taken together will be one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopy or in electronic (i.e. “pdf” or “tif”) format shall be effective as delivery of an original and execution by use of an electronic signature or digital signature shall be valid for all purposes. This Agreement will become effective when each party to this Agreement will have received counterparts signed by all of the other parties.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SILLC (A) ACQUISITION CORP.

By: /s/ George Diamond Name: George Diamond Title: President PRETAM HOLDINGS SPA By: /s/ Oscar Canizares Name: Oscar Canizares Title: Chief Executive Officer

PREFABRICADOS TAMBILLOS SPA
By: /s/ Luis Arrechea Name: Luis Arrechea Title: Chief Executive Officer

HFG CAPITAL INVESTMENTS, LLC
By: /s/ George Diamond Name: George Diamond Title: Manager

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